Exhibit 5.1

December 13, 2022

Chart Industries, Inc.

2200 Airport Industrial Drive, Suite 100

Ball Ground, Georgia 30107

Re:	Form S-3 Registration Statement (No. 333-268666)

Ladies and Gentlemen:

We have acted as counsel to Chart Industries, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of (i) the registration statement on Form S-3 (File No. 333-268666) (the “Registration Statement”) initially filed with the Commission on December 5, 2022, (ii) the base prospectus dated December 5, 2022 forming a part of the Registration Statement (the “Base Prospectus”) and (iii) the final prospectus supplement dated December 8, 2022 in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on December 8, 2022 (together with the Base Prospectus, the “Prospectus Supplement”) in connection with the offering by the Company of [•] shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), covered by the Registration Statement. The Shares are being sold to the underwriters named in, and pursuant to, the Underwriting Agreement, dated December 8, 2022 (the “Underwriting Agreement”), by and between the Company and Morgan Stanley & Co. LLC, as representative of the several underwriters named in Schedule 1 thereto. We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinion set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents that we considered necessary or appropriate as a basis for the opinion, including (i) the Registration Statement, (ii) the Prospectus Supplement, (iii) a form of specimen stock certificate representing the Common Stock and (iv) the Underwriting Agreement. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and that the Underwriting Agreement constitutes the valid and binding obligation of each party thereto (other than the Company) enforceable against each such party in accordance with its terms. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

December 13, 2022 Page 2

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when the Shares are delivered to the Company’s underwriters against payment of the agreed consideration therefor in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion with respect to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission on December 13, 2022 and its incorporation by reference into the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement included in the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP